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                                                                   EXHIBIT 99.1

[TBC LOGO]

                                  NEWS RELEASE


         7111 Fairway Drive - Suite 201 - Palm Beach Gardens, FL 33418 -
                   Phone (561) 227-0955 - Fax (561) 775-4993


For Further Information Contact:
TBC Corporation                                    Investors:
Thomas W. Garvey                                   Brod & Schaffer, LLC
Executive V.P. & Chief Financial Officer           Betsy Brod/Jonathan Schaffer
(561) 227-0955                                     (212) 750-5800


          TBC CORPORATION TO WEBCAST SECOND QUARTER CONFERENCE CALL AND
        PROVIDES UPDATE ON RESTATEMENT OF HISTORICAL FINANCIAL STATEMENTS
                       RELATED TO LEASE ACCOUNTING ISSUES

PALM BEACH GARDENS, FL - AUGUST 12, 2005 - TBC CORPORATION (NASDAQ: TBCC), one of the nation's largest marketers of automotive replacement tires, invites you to listen to the Webcast of the Company's second quarter 2005 earnings conference call, which has been scheduled for Tuesday, August 16, 2005, at 9:00 a.m. Eastern time. The Company is scheduled to release results for the second quarter and file its second quarter 2005 Form 10-Q with the SEC after the close of market on Monday, August 15, 2005.

The conference call will be Webcast on the Company's Web site at www.tbccorp.com. The Webcast will be archived on the Company's Web site until September 14, 2005. A telephonic replay of the conference call will also be available through August 23, 2005, by calling (973) 341-3080, passcode 4697433.

LEASE ACCOUNTING AND IMPACT OF CHANGE ON PRIOR PERIODS

The Company has finalized the impact of the restatement of its historical financial statements due to an error in lease accounting as announced in its press release on July 25, 2005. The Company will restate its financial statements beginning with the 2002 fiscal year though the first quarter of fiscal 2005. The effect on fiscal 2002's opening retained earnings includes the cumulative effect for the periods 2000 and 2001.


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The restated financial statements will include the application of SFAS 143,
"Accounting for Asset Retirement Obligations," as clarified by FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" as the Company has determined that certain leases require that the premises be returned to its original condition upon lease termination. FIN 47 is effective no later than the end of calendar years ending after December 31, 2005 but early adoption is encouraged.

The cumulative effect of the restatement from fiscal 2000 through the end of the first quarter 2005 is a reduction of retained earnings of $2.5 million. SG&A expense for fiscal years ended 2002, 2003 and 2004 increased by approximately $0.5 million, $1.4 million and $0.6 million, respectively. The restatement will decrease diluted earnings per share by approximately $0.01, $0.05 and $0.02 for the fiscal years ended 2002, 2003 and 2004, respectively. For the first quarter of 2005, SG&A expenses increased by approximately $0.2 million and earnings per diluted share decreased by $0.01.

The Company will report earnings in line with its previously announced guidance for the second quarter of 2005.

The restated financial statements will be reflected in the fiscal 2004 10-K as amended by Form 10-K/A and in the first quarter 2005 10-Q as amended by Form 10-Q/A. Both amended filings will be filed as soon as possible but no later than August 31, 2005. Further information regarding this restatement can be found in the second quarter 2005 Form 10-Q that will be filed with the SEC on August 15, 2005.

ABOUT TBC: TBC Corporation is one of the nation's largest marketers of automotive replacement tires through a multi-channel strategy. The Company's retail operations include company-operated retail centers under the "Tire Kingdom", "Merchant's Tire & Auto Centers" and "National Tire & Battery" brands and franchised retail tire stores under the "Big O Tires" brand. TBC markets on a wholesale basis to regional tire chains and distributors serving independent tire dealers throughout the United States and in Canada and Mexico. The Company's proprietary brands of tires have a longstanding reputation for quality, safety and value.

TBC CORPORATION SAFE HARBOR STATEMENT

This document contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company's inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company's ability to identify and acquire additional companies in the replacement tire industry and successfully integrate acquisitions and achieve anticipated synergies or savings; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.